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                                                                  EXHIBIT 10.21



      AGREEMENT ON THE CONFIRMATION OF THE TRANSFER OF PERSONNEL, FINANCES
               AND ASSETS AND THE RELATED RIGHTS AND OBLIGATIONS


         This Agreement on the Confirmation of the Transfer of Personnel, Finances and Assets and the Related Rights and Obligations (the "Agreement") is executed by the following two parties on August 30, 2000 in Shanghai:

1. SHANGHAI MOBILE COMMUNICATION COMPANY LIMITED, a limited liability company duly established and existing under the laws of People's Republic of China ("PRC"), with its legal address at 668, Beijing Dong Lu, Shanghai, PRC ("Shanghai Mobile") ; and

2. SHANGHAI MOBILE COMMUNICATION COMPANY, a state-owned enterprise duly established and existing under the laws of PRC, with its legal address at 1122, Yan'an Dong Lu, Shanghai, PRC ("the Service Company"). The Service Company is going through name changing procedures to change its name into "Shanghai Communication Service Company".


WHEREAS:

1. Shanghai Mobile and the Service Company entered into the Capital Contribution Agreement ( "Agreement One" ) with China Mobile Group on August 30, 2000.

2. Shanghai Mobile and the Service Company entered into the Agreement Regarding the Transfer of Personnel, Finances and Assets Not Directly Related to Mobile Communications Services ( "Agreement Two" ) with China Mobile Group on August 30, 2000.

         In order to confirm the ownership of the interests, assets, liabilities, personnel and businesses under Agreement One and Agreement Two, the Parties have reached the following agreement:

1. Each Party hereby confirms to the other Party that all the Related Interests and Assets, Related Liabilities, Related Personnel and Related Services under Agreement One shall be owned or assumed by Shanghai Mobile; accordingly, the Service Company enjoys no rights, undertakes no liability and bears no expense with regard to the same (unless otherwise agreed upon in this Agreement).

2. Each Party hereby confirms to the other Party that all the Properties, Non-Mobile Assets, the Related Personnel, the Non-Mobile Long-term Investments and the Non-Mobile Liabilities under Agreement Two shall be owned or assumed by the Service Company; accordingly, Shanghai Mobile enjoys no rights, undertakes no liability and bears no expense with regard to the same.



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3.       Each Party hereby confirms to the other Party that all the contracts in relation to the Related Interests and Assets, the Related Liabilities, the Related Personnel and the Related Services under Agreement One shall be transferred to Shanghai Mobile. However, due to the time limit and the enormous amount involved, the transfer of certain contracts may have not been approved by the other party/parties thereto (the "Non-Transferred Contracts"). For such Non-Transferred Contracts, the Parties hereby agree and confirm as follows:

         (1) As of the Effective Date (as defined in Agreement One), the rights and liabilities, as well as the gains and losses of the Service Company generated from the Non-Transferred Contracts shall be owned or assumed by Shanghai Mobile (unless otherwise stipulated in this Agreement ), notwithstanding the fact that such Non-Transferred Contracts are still held by and performed in the name of the Service Company. The Service Company agrees to act as the trustee of Shanghai Mobile to receive or hold any interests generated from the Non-Transferred Contracts (including but not limited to certain goods and loans) on behalf of Shanghai Mobile, and that such interests are owned by Shanghai Mobile. Upon demand, the Service Company shall deliver such interests to Shanghai Mobile;

         (2) The Service Company shall exercise or perform the rights and liabilities under the Non-Transferred Contracts strictly in accordance with the instructions given by Shanghai Mobile from time to time, and shall not amend any terms of the Non-Transferred Contracts or terminate the same without Shanghai Mobile's prior written consent thereto;

         (3) The reasonable expenses incurred by the Service Company for the purpose of performing the obligations under paragraph 3(1) above shall be reimbursed by Shanghai Mobile, except expenses incurred as a result of negligence or fault on the part of, or other reasons caused by, the Service Company;

         (4) If, as a result of the Service Company's negligence, fault or other reasons caused by the Service Company in connection with its holding or performing the Non-Transferred Contracts in its name and on behalf of Shanghai Mobile under this Agreement, Shanghai Mobile sustains any losses therefrom (including but not limited to legal action expenses and damages ), the Service Company shall sufficiently compensate Shanghai Mobile for such losses in a timely manner; and

         (5) If there arises such a need that the rights of Shanghai Mobile under the Non-Transferred Contracts (including the rights to initiate legal proceedings or arbitration, or to take other necessary actions) be exercised by the Service Company in its name, the Service Company shall assist Shanghai Mobile by exercising such rights in the Service Company's name.

4. The Agreement shall be governed by and interpreted in accordance with the laws of PRC.

5.       The Agreement shall be executed in Chinese.


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6.       The Agreement shall come into effect upon the execution by the authorized representative of the Parties.



SHANGHAI MOBILE COMMUNICATION COMPANY LIMITED


By:        s/Chen Suxian
   ---------------------------------
       Authorized representative


SHANGHAI MOBILE COMMUNICATION COMPANY (SHANGHAI COMMUNICATION SERVICE COMPANY)

By:        s/Cai Guibao
   ---------------------------------
        Authorized representative



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